EXHIBIT 23

Independent Auditors’ Consent

The Board of Directors
Apogent Technologies, Inc. and Subsidiaries:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our reports refer to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”.

KPMG LLP
Boston, MA
December 20, 2002